EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Eagle Wireless International, Inc. for the registration of 3,096,234 shares of its common stock and to the incorporation by reference therein of our report dated November 30, 1998, with respect to the financial statements of Eagle Wireless International, Inc. included in its Annual Report Form 10-KSB for the year ended August 31, 1998, filed with the Securities and Exchange Commission.

                                    /s/ McManus & Co., P.C.
                                    McManus & Co., P.C.
                                    Certified Public Accountants
                                    Morris Plains, New Jersey